Exhibit 3.24

State of Delaware Secretary of State Division of Corporations Delivered 01:29 PM 05/28/2009 FILED 01:03 PM 05/28/2009 SRV 090544613 - 4308447 FILE

Certificate of Amendment to Certificate of Formation

of

WISCONSIN TRIBAL GAMING, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is:

WISCONSIN TRIBAL GAMING, LLC

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on May 20, 2009

/s/ Leo M. Chupaska
Name:	Leo M. Chupaska
Title:	Authorized Person
Vice President of Finance

DE LL D-:CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION 01/98 (#3048)